Exhibit T3A-7.2

Date: J ul y 2 3 , 2 0 2 1 Signature: . - &1 Jennifer S. Yumang Title: Director Form 17 COMPANIES ACT OF BARBADOS (Sect i on 351) ARTICLES OF CONTINUANCE 1. f,"'VGJ - "l:"' - f':r.• - ..,1;.":"•'"C, - ;,c. ---- r•,...,..•r.. -- . - . ·{ : ;_ · -- :."i .; 2. 3. Name of Company DIGICEL CARIBBEAN LIMITED Company Number L 5 j 83 fp The classes and any maximum number of shares that the company i s authori z ed to issue . The company is authorised to issue 200,000,000 shares without nominal or par value of 1 class designated as common shares. 4. Restrictions if any on share transfers The annexed Schedule I is incorporated in this form. 5. Num b e r (or minimum or ma x imum number) of directors. There shall be a minimum of 2 and a maximum of 12 directors. 6. Restriction if any on bus i ness the company may carry on. None. 7. I f change of name affected, prev i ous name. Not Applicable. 8. Deta i ls of incorporation. The Company was incorporated on December 1, 2000 in St. Lucia under the provisions of the International Business Companies Act Cap. 12.14. 9. Other prov i sions if any. The annexed Schedule II is incorporated in this form. 10, For Ministry use only Company Nu m ber: LfS8 b

COMPANIES ACT OF BARBADOS
(Section 351)

SCHEDULE I TO ARTICLES OF CONTINUANCE
(Form 17)

Page 1

NAME OF COMPANY	COMPANY NUMBER
DIGICEL CARIBBEAN LIMITED	45836

Item 4: Restrictions if any on share transfers

a) **No share shall be transferred without the written consent of the shareholders.**

b) **No share in the capital of the company shall be transferred without the approval of the directors of the company or of a committee of such directors, evidenced by resolution and the directors may in their absolute discretion and without assigning any reason therefor, decline to register any transfer of any share.**

REGISTERED CORPORATE AFFAIRS AND INTELLECTUAL PROPERTY OFFICE

Date:		Signature:		Title:	
	July 23, 2021		Jennifer S. Yumang		Director

Date: July 23, 202 1 Signature: - Jennifer S. Yumang Tit le : Director COMPANIES ACT OF BARBADOS (Section JSJ) SCHEDULE II TO ARTICLES OF CONTINUANCE (Form 17) Page 1 NAM E OF COMPANY DIGICEL CARIBBEAN LIMITED COMPANY NUMBER l - f S<ot ) f Item 9: Other Provisions a) Any invitation to the public to subscribe for shares or security interest is prohibited. b) No additional shares in the Company shall be issued by the Directors without written consent of the existing shareholders. c) The Company intends to earn 100% of its income in foreign currency.

Date : June 22 2022 Signature: Jennifer S. Yuman Title: Director FormS COMPANIES ACT OF BARBADOS (Section 33 and 203) ARTICLES OF AMENDMENT 1. Name of Company DIGICEL CARIBBEAN LIMITED 2. Company Number 3, 45836 Thea ' rti cles of the above - named company are amended as follows: Pursuant to Section 197 (1) (I) of the Companies Act cap. 308 of the laws of Barbados, Item 4 of the Articles of Continuance of the Company be amended by adding the following as clause (c): (c) "Notwithstanding anything contained in these Articles, the approval of the directors or the shareholders of the Company shall not be required for any transfer of shares to any company, bank or institution to whom such shares have been charged by way of security, under which security an event of default has occurred so as to render the same enforceable, or to any nominee of such company, bank or institution, nor may the direq : ors decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by any shareholder, or by any company, bank or institution to whom such shares have been charged by way of security, and under which security an event of default has occurred, or by any nominee of such a company, bank or institution, pursuant to any powers or rights exercisable under such security, and a certificate by any official of such company, bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts . " The annexed Schedule is incorporated into this Form 5. For Ministry use only Company Number: Filed:

Form S COMPANIES ACT OF BARBADOS (Sections 33 and 203) ARTICLES OF AMENDMENT Name of Company: DIGICEL CARIBBEAN LIMITED Company No: 45836 SCHEDULE CERTIFIED COPY OF SPECIAL RESOLUTION OF SOLE SHAREHOLDER RESOLVED as a special resolµtion THAT: Pursuant to Section 197 (1) (I) of the Companies Act Cap . 308 of the laws of Barbados, Item 4 of the Articles of Continuance of the Company be amended by adding the following as clause (c) : (c) "Notwithstanding · anything contained in these Articles, the approval of the directors or the shareholders of the Company shall not be required for any transfer of shares to any compi ; iny, bank or institution to whom such shares have been charged by way of security, under which security an event of default has occurre(J so as to render the same enforceable, or to any nominee of such company, bank or institution, nor may the directors decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by any shareholder, or by any company, bank or institution to whom such shares have been charged by way of security, and under which security an event of default has occurred, or by any nominee of such a company, bank or institution, pursuant to any powers or rights exercisable under such security, and a certificate by any official of such company, bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts . " Any one officer or director of the Company be authorised and directed to deliver the Articles of Amendment, in duplicate, in the prescribed form to the Corporate Affairs and Intellectual Property Office in Barbados on behalf of the Company and to sign and execute all documents and do all things necessary In connection with the foregoing . I, Jennifer S . Yumang, do hereby certify that I am a Director of Digicel Caribbean Limited a company incorporated and existing under the laws of Barbados, and that the above is a true and correct copy of a Special Resolution of the Sole Shareholder of the Company, duly adopted in accordance with the laws of Barbados on the 22 nd day of June 2022 and that such resolution is now in full force and effect, unamended . Dated this 22 nd day June 2022. J ffin:6% Director For Ministry use only Company Number: Filed:

Date: J ul y 2 3 , 2 0 2 1 Signature: . - &1 Jennifer S. Yumang Title: Director Form 17 COMPANIES ACT OF BARBADOS (Sect i on 351) ARTICLES OF CONTINUANCE 1. f,"'VGJ - "l:"' - f':r.• - ..,1;.":"•'"C, - ;,c. ---- r•,...,..•r.. -- . - . ·{ : ;_ · -- :."i .; 2. 3. Name of Company DIGICEL CARIBBEAN LIMITED Company Number L 5 j 83 fp The classes and any maximum number of shares that the company i s authori z ed to issue . The company is authorised to issue 200,000,000 shares without nominal or par value of 1 class designated as common shares. 4. Restrictions if any on share transfers The annexed Schedule I is incorporated in this form. 5. Num b e r (or minimum or ma x imum number) of directors. There shall be a minimum of 2 and a maximum of 12 directors. 6. Restriction if any on bus i ness the company may carry on. None. 7. I f change of name affected, prev i ous name. Not Applicable. 8. Deta i ls of incorporation. The Company was incorporated on December 1, 2000 in St. Lucia under the provisions of the International Business Companies Act Cap. 12.14. 9. Other prov i sions if any. The annexed Schedule II is incorporated in this form. 10, For Ministry use only Company Nu m ber: LfS8 b

D ate: J u l y 23 , 2021 Sig n a t ure: . Jennifer S. Yumang Title : Director COMPAN I E S ACT O F B ARBADOS ( ecti o n JSI J SCHEDULE I TO ARTICLES OF CONTINUANCE (Form1 7 ) Page 1 NA M E OF COMPANY DIGIC E L CARIBBEAN LIMITED COMPANY NUMBER '{ - J 3 p Item 4: R estr i c tio n s i f any on s h are t ransfe r s a) No share shall be transferred without the wr i tt en consent of the shareholders . b) No share in the capital of the company shall be transferred without the approval of the directors of the company or of a committee of such directors, evidenced by resolution and the directors may in their absolute discre t ion and without assigning any reason therefor, decline to register any transfer of any share .

Date: July 23, 202 1 Signature: - Jennifer S. Yumang Tit le : Director COMPANIES ACT OF BARBADOS (Section JSJ) SCHEDULE II TO ARTICLES OF CONTINUANCE (Form 17) Page 1 NAM E OF COMPANY DIGICEL CARIBBEAN LIMITED COMPANY NUMBER l - f S<ot ) f Item 9: Other Provisions a) Any invitation to the public to subscribe for shares or security interest is prohibited. b) No additional shares in the Company shall be issued by the Directors without written consent of the existing shareholders. c) The Company intends to earn 100% of its income in foreign currency.

Date : June 22 2022 Signature: Jennifer S. Yuman Title: Director FormS COMPANIES ACT OF BARBADOS (Section 33 and 203) ARTICLES OF AMENDMENT 1. Name of Company DIGICEL CARIBBEAN LIMITED 2. Company Number 3, 45836 Thea ' rti cles of the above - named company are amended as follows: Pursuant to Section 197 (1) (I) of the Companies Act cap. 308 of the laws of Barbados, Item 4 of the Articles of Continuance of the Company be amended by adding the following as clause (c): (c) "Notwithstanding anything contained in these Articles, the approval of the directors or the shareholders of the Company shall not be required for any transfer of shares to any company, bank or institution to whom such shares have been charged by way of security, under which security an event of default has occurred so as to render the same enforceable, or to any nominee of such company, bank or institution, nor may the direq : ors decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by any shareholder, or by any company, bank or institution to whom such shares have been charged by way of security, and under which security an event of default has occurred, or by any nominee of such a company, bank or institution, pursuant to any powers or rights exercisable under such security, and a certificate by any official of such company, bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts . " The annexed Schedule is incorporated into this Form 5. For Ministry use only Company Number: Filed:

Form S COMPANIES ACT OF BARBADOS (Sections 33 and 203) ARTICLES OF AMENDMENT Name of Company: DIGICEL CARIBBEAN LIMITED Company No: 45836 SCHEDULE CERTIFIED COPY OF SPECIAL RESOLUTION OF SOLE SHAREHOLDER RESOLVED as a special resolµtion THAT: Pursuant to Section 197 (1) (I) of the Companies Act Cap . 308 of the laws of Barbados, Item 4 of the Articles of Continuance of the Company be amended by adding the following as clause (c) : (c) "Notwithstanding · anything contained in these Articles, the approval of the directors or the shareholders of the Company shall not be required for any transfer of shares to any compi ; iny, bank or institution to whom such shares have been charged by way of security, under which security an event of default has occurre(J so as to render the same enforceable, or to any nominee of such company, bank or institution, nor may the directors decline to register any transfer of shares, nor may they suspend registration thereof where such transfer is executed by any shareholder, or by any company, bank or institution to whom such shares have been charged by way of security, and under which security an event of default has occurred, or by any nominee of such a company, bank or institution, pursuant to any powers or rights exercisable under such security, and a certificate by any official of such company, bank or institution that the shares were so charged and the transfer was so executed shall be conclusive evidence of such facts . " Any one officer or director of the Company be authorised and directed to deliver the Articles of Amendment, in duplicate, in the prescribed form to the Corporate Affairs and Intellectual Property Office in Barbados on behalf of the Company and to sign and execute all documents and do all things necessary In connection with the foregoing . I, Jennifer S . Yumang, do hereby certify that I am a Director of Digicel Caribbean Limited a company incorporated and existing under the laws of Barbados, and that the above is a true and correct copy of a Special Resolution of the Sole Shareholder of the Company, duly adopted in accordance with the laws of Barbados on the 22 nd day of June 2022 and that such resolution is now in full force and effect, unamended . Dated this 22 nd day June 2022. J ffin:6% Director For Ministry use only Company Number: Filed: